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                                                                    Exhibit 21.1

                                 SUBSIDIARIES
                                      OF
                       WILSONS THE LEATHER EXPERTS INC.


(1)     Wilsons Center, Inc., a Minnesota corporation;

(2)     Rosedale Wilsons, Inc., a Minnesota corporation;

(3)     River Hills Wilsons, Inc., a Minnesota corporation;

(4)     Bermans The Leather Experts, Inc., a Delaware corporation;

(5)     Wilsons House of Suede, Inc., a California corporation;

(6)     Wilsons Tannery West, Inc., a California corporation;

(7)     Wilsons Leather Holdings Inc., a Minnesota corporation;

(8)     Wilsons International Inc., a Minnesota corporation;

(9)     Melville (UK) Holdings Limited;

(10)    Wilsons Leather Gatsland Limited;

(11)    Wilsons Leather Gatsair Limited;

(12)    Wilsons Leather of Vermont Inc., a Vermont corporation;

(13)    Wilsons Leather of Delaware Inc., a Delaware corporation;

(14)    Wilsons Leather of South Carolina Inc., a South Carolina corporation;

(15)    Wilsons Leather of Arkansas Inc., an Arkansas corporation;

(16)    Wilsons Leather of Missouri Inc., a Missouri corporation;

(17)    Wilsons Leather of Alabama Inc., an Alabama corporation;

(18)    Wilsons Leather of Connecticut Inc., a Connecticut corporation;
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(19)    Wilsons Leather of Florida Inc., a Florida corporation;

(20)    Wilsons Leather of Georgia Inc., a Georgia corporation;

(21)    Wilsons Leather of Indiana Inc., an Indiana corporation;

(22)    Wilsons Leather of Iowa Inc., an Iowa corporation;

(23)    Wilsons Leather of Louisiana Inc., a Louisiana corporation;

(24)    Wilsons Leather of Maryland Inc., a Maryland corporation;

(25)    Wilsons Leather of Massachusetts Inc., a Massachusetts corporation;

(26)    Wilsons Leather of Michigan Inc., a Michigan corporation;

(27)    Wilsons Leather of Mississippi Inc., a Mississippi corporation;

(28)    Wilsons Leather of New Jersey Inc., a New Jersey corporation;

(29)    Wilsons Leather of New York Inc., a New York corporation;

(30)    Wilsons Leather of North Carolina Inc., a North Carolina corporation;

(31)    Wilsons Leather of Ohio Inc., an Ohio corporation;

(32)    Wilsons Leather of Pennsylvania Inc., a Pennsylvania corporation;

(33)    Wilsons Leather of Rhode Island Inc., a Rhode Island corporation;

(34)    Wilsons Leather of Tennessee Inc., a Tennessee corporation;

(35)    Wilsons Leather of Texas Inc., a Texas corporation;

(36)    Wilsons Leather of Virginia Inc., a Virginia corporation;

(37)    Wilsons Leather of West Virginia Inc., a West Virginia corporation; and

(38)    Wilsons Leather of Wisconsin Inc., a Wisconsin corporation.


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